Exhibit 10.6

FORM OF SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT is made effective as of [____], 2023

BETWEEN:

PYROPHYTE ACQUISITION CORP., a Cayman Islands exempted company (“SPAC”)

- and –

SIO SILICA CORPORATION, an Alberta corporation (the “Company”)

- and –

[securityholder] (the “Securityholder”)

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company, Snowbank Newco Alberta ULC, an Alberta unlimited liability corporation (“NewCo”), and Sio Silica Incorporated, an Alberta corporation (“Sio NewCo”), have entered into a business combination agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”) regarding a proposed arrangement under section 193 of the Business Corporations Act (Alberta) pursuant to which, by means of the Arrangement, Sio NewCo and SPAC will amalgamate (the “SPAC Amalgamation”) at the SPAC Amalgamation Effective Time, with Sio NewCo continuing as the surviving company after the SPAC Amalgamation, followed by an amalgamation of the Company and NewCo (the “Company Amalgamation”) at the Company Amalgamation Effective Time, with the Company continuing as the surviving company after the Company Amalgamation;

WHEREAS, the Securityholder beneficially owns, or exercises control or direction over, the Company Common Shares, the Company Warrants, the Company Options and/or the Company RSUs set out in Schedule A hereto; and

WHEREAS, the Securityholder understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by the Securityholder and the terms and conditions contained herein and, in consideration for SPAC and the Company entering into the Business Combination Agreement and agreeing to the provisions of this Agreement, the Securityholder agrees to be bound by this Agreement, which sets out the terms and conditions upon which it has agreed, among other things, to support the Arrangement and to cause its Subject Securities to be voted in favor of the Arrangement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties covenant and agree as follows:

1. Definitions

In this Agreement, any capitalized term used herein and not defined in this Section 1 shall have the meaning ascribed thereto in the Business Combination Agreement or the Plan of Arrangement, as applicable. Unless the context otherwise requires, the following words and phrases used in this Agreement (including the recitals hereto) shall have the meanings hereinafter set out:

“Agreement” means this support agreement, as amended, supplemented or modified from time to time;

“Business Combination Agreement” has the meaning ascribed thereto in the recitals to this Agreement;

“Company” has the meaning ascribed thereto in the recitals to this Agreement;

“New SPAC” has the meaning ascribed thereto in the recitals to this Agreement;

“NewCo” has the meaning ascribed thereto in the recitals to this Agreement;

“Party” means a party to this Agreement, and “Parties” means all parties to this Agreement;

“Registration Statement” means the Registration Statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission by Sio NewCo under the Securities Act of 1933, as amended, with respect to the transactions contemplated by the Business Combination Agreement;

“Relevant Securities” means Company Common Shares, Company Warrants, Company Options, Company RSUs and, if applicable after the date hereof, any other securities of the Company having voting rights in respect of the Arrangement under applicable Law;

“Securityholder” has the meaning ascribed thereto in the recitals to this Agreement;

“Sio NewCo” has the meaning ascribed thereto in the recitals to this Agreement;

“SPAC” has the meaning ascribed thereto in the recitals to this Agreement; and

“Subject Securities” means all Relevant Securities beneficially owned, or over which control or direction is exercised by the Securityholder, including any Relevant Securities that the Securityholder acquires beneficial ownership of, or control or direction over, after the date hereof.

2. Securityholder Covenants

Subject to the terms and conditions of this Agreement, the Securityholder hereby covenants and agrees, solely in the Securityholder’s capacity as securityholder of the Company and not in the Securityholder’s capacity as an officer or director of the Company, if applicable, with SPAC and the Company that, unless otherwise consented to in writing by SPAC and the Company the Securityholder shall:

(a) vote (or cause to be voted) all Subject Securities at any meeting of Company Shareholders called to vote on any of the matters described in clause (i), (ii) or (iii) below (and any other meeting of holders of any other Relevant Securities, as applicable, at which the Securityholder is entitled to vote in respect of any of the matters described in clause (i), (ii) or (iii) below), including the Company Shareholders Meeting, promptly following the time at which the Registration Statement shall have been declared effective and delivered or otherwise made available to the Company Shareholders: (i) for and in favor of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement; (ii) other than as contemplated in clause (i), against any business combination, arrangement, amalgamation, merger, consolidation, reorganization, recapitalization, liquidation, dissolution, winding-up, material asset sale or similar transaction involving the Company, or any issue of securities by the Company, or any resolution to approve, ratify or adopt any of the foregoing; and (iii) against any resolution, transaction or other action that is inconsistent with, or could reasonably be likely to impede, interfere with, delay, postpone, or adversely affect the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement, including against any Alternative Transaction in respect of the Company, and, in each case, cause the Subject Securities to be counted as present at the Company Shareholders Meeting and any such other meeting of holders of any other Relevant Securities in respect of any of the matters described in clause (i), (ii) or (iii) above, as applicable, for quorum purposes;

(b) without limiting paragraph 2(a): (i) duly deposit or deliver (or cause to be duly deposited or delivered) valid proxies, duly completed and executed, in respect of the Subject Securities, at least seven (7) calendar days prior to the Company Shareholders Meeting, directing that all of the Subject Securities, as applicable, be voted in favor of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement; (ii) upon SPAC’s written request, provide SPAC with confirmation of the deposit or delivery of valid proxies as aforesaid; and (iii) not take (or permit any Person on its behalf to take) any action to withdraw, amend or invalidate any proxy deposited or delivered pursuant to this Agreement;

(c) not sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, grant a security interest in or option, or enter into any derivative transactions in respect of, or otherwise dispose of any right or interest (including any economic consequence of ownership) in, any of the Subject Securities, or enter into any agreement, arrangement or understanding in connection therewith other than pursuant to the Arrangement prior to the Closing or the termination of the Business Combination Agreement in accordance with the terms thereof, provided that: (i) the foregoing restriction shall not prevent the Securityholder from converting or exercising any of the Subject Securities in accordance with their terms; and (ii) the Securityholder may sell, gift, transfer, assign or convey any or all of the Subject Securities (to the extent permitted by the terms of the applicable Subject Securities) to an Affiliate or associate (as defined in the Securities Act) of the Securityholder, provided that such Affiliate or associate enters into an agreement with SPAC on the same terms as this agreement, or otherwise agrees with SPAC to be bound by the provisions hereof;

(d) not: (i) grant or agree to grant any proxy, power of attorney or other right to vote any of the Subject Securities, deposit any of its Subject Securities into a voting trust or pooling agreement, or enter into any agreement, arrangement or understanding with respect to the voting of any of its Subject Securities, that is inconsistent with, or would interfere with or prohibit or prevent the Securityholder from satisfying its obligations provided in, this Agreement; (ii) deposit or tender (or permit to be deposited or tendered) any securities of the Company to any take-over bid or other Alternative Transaction in respect of the Company; or (iii) requisition or join in the requisition of any meeting of the Company Shareholders or the holders of any other Relevant Securities;

(e) not: (i) take any action, that opposes or competes with, or could reasonably be expected to frustrate, impede, interfere with, delay, postpone, restrain, prevent or adversely affect the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement; or (ii) act jointly or in concert with any Person or group of Persons with respect to voting securities of the Company or SPAC in opposition to or competition with the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement, or in support of any Alternative Transaction in respect of the Company;

(f) not exercise or assert (or permit to be exercised or asserted on its behalf): (i) any Company Dissent Rights or any other rights of dissent or appraisal with respect to the Subject Securities in respect of the Arrangement or the Arrangement Resolution, all of which rights are hereby irrevocably waived by the Securityholder to the fullest extent permitted by Law; or (ii) any other rights or remedies with respect to the Subject Securities that are available pursuant to applicable Law that could reasonably be expected to frustrate, impede, interfere with, delay, postpone, restrain, prevent or adversely affect the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement;

(g) not: (i) withdraw, amend, modify or qualify, or publicly propose or state any intention to withdraw, amend, modify or qualify, its support for the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement; or (ii) accept, approve, endorse, recommend or enter into, or publicly propose or state any intention to accept, approve, endorse, recommend or enter into, any publicly disclosed Alternative Transaction in respect of the Company, or make or enter into any agreement, arrangement or understanding, written or oral, in respect of an Alternative Transaction in respect of the Company;

(h) not: (i) solicit any proxies, or participate in any solicitation of proxies, with respect to the voting of any securities of the Company other than in favor of the Arrangement Resolution and the other matters and transactions contemplated by the Business Combination Agreement; or (ii) make any announcement or public disclosure with respect to any of the matters in this paragraph 2(h), except to the extent required by applicable Law;

(i) immediately cease all solicitations, encouragements, discussions, negotiations or other activities (including through any Affiliate or Representative), if any, with any Person other than SPAC and its Representatives, with respect to any Alternative Transaction in respect of the Company or expression of interest relating to an Alternative Transaction in respect of the Company, or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Alternative Transaction in respect of the Company;

(j) not take or omit to take any action that would cause any of its representations or warranties set forth in Section 3 to become untrue or incorrect in any material respect, and promptly notify SPAC if any of its representations and warranties contained herein becomes untrue or incorrect in any material respect;

(k) not act jointly or in concert or otherwise knowingly cooperate in any way with, or assist (including by providing financial assistance), facilitate, encourage or participate in, any effort or attempt by any other Person or group of Persons to do or seek to do anything contrary to the foregoing; and

(l) not do indirectly, including through any Affiliate or Representative, that which it may not do directly by the terms of this Section 2, provided that, for certainty, any actions by any Representative of the Securityholder who is a director of the Company which are taken or omitted from being taken in such Representative’s capacity as a director of the Company shall not be deemed or interpreted to be indirect actions of the Securityholder hereunder.

3. Securityholder Representations and Warranties

The Securityholder represents and warrants to SPAC and the Company as follows, and acknowledges that SPAC is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a) the Securityholder has all necessary power, authority, right and capacity to execute and deliver this Agreement, and to perform its obligations hereunder and complete the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding agreement of the Securityholder enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c) none of the execution, delivery or performance of this Agreement by the Securityholder, or completion of the transactions contemplated hereby, violates or constitutes a breach or default under, or conflicts with (or would with the giving of notice, the lapse of time or the happening of any other event or condition violate or constitute a breach or default under, of conflict with), any governing documents of the Securityholder or pursuant to any applicable Law, to which the Securityholder is bound, except in each case as would not impair the ability of the Securityholder to perform its obligations hereunder;

(d) as of the date hereof, the Securityholder beneficially owns, and exercises control and direction over the number of Subject Securities set forth opposite its name on Schedule A hereto;

(e) as of the date hereof, the Securityholder has the sole and exclusive right to sell and vote or direct the sale and voting of the Subject Securities set forth on Schedule A hereto;

(f) none of the Subject Securities are subject to any shareholders’ agreement, voting trust, pooling agreement or similar agreement, commitment, understanding or arrangement, or any right or privilege (by Law or contract) capable of becoming a shareholders’ agreement, voting trust, pooling agreement or similar agreement, commitment, understanding or arrangement, in each case, that are inconsistent with, or would interfere with, or prohibit or prevent it from satisfying its obligations pursuant to, this Agreement;

(g) there is no proxy in existence with respect to any of the Subject Securities;

(h) no Person has or, to the knowledge of the Securityholder, will at any time during the term of this Agreement have any agreement or option, or any right or privilege (by Law or contract) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto (including any right to vote), other than pursuant to this Agreement and the Business Combination Agreement; and

(i) as of the date hereof, there is no claim, action, lawsuit or other legal proceeding in progress or pending or, to the knowledge of the Securityholder, threatened against it that adversely affects the Securityholder’s ability to enter into this Agreement and perform its obligations hereunder, or its title to any of the Subject Securities.

4. Representations and Warranties of SPAC

SPAC represents and warrants to the Securityholder as follows, and acknowledges that the Securityholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a) SPAC has all necessary power, authority, right and capacity to execute and deliver this Agreement, and to perform its obligations hereunder and complete the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by SPAC and constitutes a legal, valid and binding agreement of SPAC enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c) none of the execution, delivery or performance of this Agreement by SPAC, or completion of the transactions contemplated hereby, violates or constitutes a breach or default under, or conflicts with (or would with the giving of notice, the lapse of time or the happening of any other event or condition violate or constitute a breach or default under, of conflict with) any articles, bylaws, agreement, arrangement, deed, indenture, understanding or restriction of any kind, including pursuant to any applicable Law, to which SPAC is a party or by which it is bound, except in each case as would not impair the ability of SPAC to perform its obligations hereunder; and

(d) there is no claim, action, lawsuit or other legal proceeding in progress or pending or, to the knowledge of SPAC, threatened against it or any of its affiliates that adversely affects SPAC’s ability to enter into this Agreement and perform its obligations hereunder.

5. Representations and Warranties of the Company

The Company represents and warrants to the Securityholder as follows, and acknowledges that the Securityholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a) the Company has all necessary power, authority, right and capacity to execute and deliver this Agreement, and to perform its obligations hereunder and complete the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c) none of the execution, delivery or performance of this Agreement by the Company, or completion of the transactions contemplated hereby, violates or constitutes a breach or default under, or conflicts with (or would with the giving of notice, the lapse of time or the happening of any other event or condition violate or constitute a breach or default under, of conflict with) any articles, by-laws, agreement, arrangement, deed, indenture, understanding or restriction of any kind, including pursuant to any applicable Law, to which the Company is a party or by which it is bound, except in each case as would not impair the ability of the Company to perform its obligations hereunder; and

(d) there is no claim, action, lawsuit or other legal proceeding in progress or pending or, to the knowledge of the Company, threatened against it or any of its affiliates that adversely affects the Company’s ability to enter into this Agreement and perform its obligations hereunder.

6. Termination

(a) This Agreement and the Parties’ respective rights and obligations hereunder shall terminate on the earliest of:

(i) the mutual written consent of SPAC, the Company and the Securityholder, by instrument in writing signed by each Party, to terminate this Agreement;

(ii) notice being delivered by the Securityholder to SPAC and the Company if, following the date of this Agreement and without the prior written consent of the Securityholder, there is any amendment or modification to the Business Combination Agreement and the Arrangement that materially adversely affects the Securityholder, including, but not limited to, any amendment or modification (whether or not materially adverse to the Securityholder) to decrease the amount of, or change the form of, the consideration payable for the Subject Securities as set out in the Arrangement;

(iii) the time (if any) at which the Business Combination Agreement is terminated in accordance with the terms thereof; and

(iv) the Closing.

(b) Upon termination or expiration of this Agreement, as applicable, neither Party shall have any further obligations or liabilities under this Agreement, provided, however, that: (i) the provisions of Sections 7 through 16 and 18, inclusive, shall survive termination of this Agreement, and (ii) nothing herein shall relieve a Party from liability for any breach of this Agreement that occurs prior to termination, or prejudice the rights of the other Parties as a result of any such breach. For the avoidance of doubt, the representations and warranties of the Securityholder and SPAC set forth in Sections 3 and 4 hereof shall not survive the termination of this Agreement.

(c) SPAC (and New SPAC as its successor) agree that the Securityholder is an intended third party beneficiary of the provision in Section 6.13 (Intended Tax Treatment) of the Business Combination Agreement and confirms that the obligations in Section 6.13 (Intended Tax Treatment) of the Business Combination Agreement that are to be performed post-Closing shall survive for the period set forth in the Business Combination Agreement.

7. Shares Subject to Plan of Arrangement

The Securityholder understands and acknowledges that, in accordance with the Plan of Arrangement: (a) the Company Warrant and Option Settlement shall be effected; (b) each Company RSU will become exercisable for a number of New SPAC Class A Common Shares equal to (i) the number of Company Common Shares subject to the applicable Company RSU multiplied by (ii) the Company Common Share Exchange Ratio; (c) all Subject Securities (after taking into account subsections (a) and (b) above) will be exchanged for New SPAC Class A Common Shares; and (d) the Securityholder will become bound by a lock-up agreement, substantially in the form attached to the Business Combination Agreement as Exhibit E, pursuant to which, among other things, the Securityholder will not be able to transfer such New SPAC Class A Common Shares during the period commencing on the Closing Date and ending on the date that six (6) months following the Closing Date.

8. Remedies

The Parties acknowledge and agree that, if any provision of this Agreement were not performed in accordance with the specific terms hereof or are otherwise breached, the non-breaching Parties would suffer irreparable harm for which monetary damages would not be an adequate remedy, and, accordingly, that the Parties shall be entitled to equitable relief, including remedies of specific performance and temporary and permanent injunctive relief to enforce performance and/or restrain any actual or threatened non-performance or other breach of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives: (a) any defense in any action for specific performance that a remedy at Law would be adequate; and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

9. Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9):

(a) if to the Securityholder, to the address set forth on Schedule A hereto.

(b) if to SPAC:

Pyrophyte Acquisition Corp.

3262 Westheimer Road, Suite 706

Houston, TX 77098

Attention: Bernard J. Duroc-Danner; Sten L. Gustafson

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention: Elliott M. Smith; Morgan U. Hollins

(c) if to the Company:

Sio Silica Corporation

Suite 1930, 440 – 2nd Avenue SW

Calgary, Alberta

T2P 5E9

Canada

Attention: Feisal Somji

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Daniel Kenney; Christopher Giordano; Stephen Alicanti

10. Interpretation

(a) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms; (iv) the terms “hereof”, “herein”, “hereby”, “hereto” and derivative or similar words refer to this entire Agreement; (v) the terms “Article”, “Section” and “Schedule” refer to the specified Article, Section, or Schedule of or to this Agreement; (vi) the word “including” means “including without limitation”; (vii) the word “or” shall be disjunctive but not exclusive; (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; and (ix) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) All references to “$” or dollars refer to United States dollars.

(c) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(d) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

11. Severability

If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, in whole or in part, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

12. Entire Agreement; Assignment

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. No Party may assign, grant or otherwise transfer the benefit of the whole or any part of this Agreement or any of the rights hereunder (whether pursuant to a merger, by operation of Law or otherwise) to any Person without the prior express written consent of the other Parties.

13. Amendment

This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the Parties, and any attempt to make such amendment, modification or supplement without an instrument in writing signed by each of the Parties shall be null and void.

14. Parties in Interest

This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Alberta Court of King’s Bench. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Alberta, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Alberta as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Alberta as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

16. Costs and Expenses

Except to the extent set forth in the Business Combination Agreement, each Party shall bear and be solely responsible for the fees, charges and disbursements of its respective financial, legal and other advisors, and all other costs and expenses of any nature or kind whatsoever, howsoever incurred, in connection with the preparation, execution, delivery and performance of this Agreement and completion of the transactions contemplated hereby and by the Business Combination Agreement.

17. Disclosure

(a) The Securityholder agrees to promptly provide SPAC and the Company with any information pertaining to the Securityholder that SPAC or the Company may reasonably require for the preparation of any news release or disclosure document (including, without limitation, in connection with the SPAC Shareholders Meeting or the Company Shareholders Meeting, as the case may be) required to be filed by SPAC or the Company with any Governmental Authority in connection with the matters contemplated by this Agreement and to promptly notify SPAC and the Company of any required corrections to any such information provided by the Securityholder for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Except as required by applicable Law, no Party shall make any public announcement or statement with respect to this Agreement without the consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed.

(b) The Securityholder irrevocably and unconditionally consents to the public disclosure by SPAC and the Company: (i) of the existence of this Agreement, pursuant to applicable Law and the Court proceedings to be commenced under section 193 of the ABCA in respect of the Arrangement; (ii) of the details of this Agreement being set out in the news release announcing the entering into of the Business Combination Agreement, any documents filed by SPAC or the Company pursuant to applicable Law and materials filed with the Court; and (iii) to this Agreement being filed on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) and on the System for Electronic Document Analysis and Retrieval (SEDAR) pursuant to applicable Law, and with the Court.

18. Fiduciary Duties

SPAC and the Company hereby agree and acknowledge that the Securityholder is bound hereunder solely in his capacity as a securityholder of the Company and that the provisions hereof shall not be deemed or interpreted to bind the Securityholder in his capacity as a director or officer of the Company (if the Securityholder holds such office) or restrict, limit or prohibit the Securityholder in his capacity as a director or officer of the Company (if the Securityholder holds such office) from fulfilling or exercising his fiduciary duties as a director or officer owing to the Company under applicable Laws.

19. Counterparts

This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PYROPHYTE ACQUISITION CORP.

By:
Name:
Title:

SIO SILICA CORPORATION

By:
Name:
Title:

SECURITYHOLDER

By:
Name:
Title:

SCHEDULE A

SUBJECT SECURITIES

Name of Registered Securityholder/Securityholder:

Number of Subject Securities Held:

Company Common Shares
Company Broker Warrants
Company Shareholder Warrants
Company Options

Address for Notice:

Telephone:
Email: